                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 27, 1997




                                 CMP MEDIA INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                   0-22789            11-2240940
(State or other jurisdiction of    (Commission File     (I.R.S. Employer
 incorporation or organization)          Number)       Identification No.)

         600 COMMUNITY DRIVE
         MANHASSET, NEW YORK                                 11030
(Address of principal executive offices)                   (Zip code)


                                 (516) 562-5000
              (Registrant's telephone number, including area code)

                                 CMP MEDIA INC.

                                      INDEX



ITEM 5.  OTHER EVENTS ...............................................1-3

SIGNATURE .............................................................4

ITEM 5. OTHER EVENTS.


On October 27, 1997, CMP Media Inc. issued the following press release:

CMP MEDIA INC. ANNOUNCES THIRD QUARTER, NINE-MONTH RESULTS

Manhasset, NY -- CMP MEDIA INC. (NASDAQ: CMPX) today announced financial results for its third quarter and nine months ended September 30, 1997.

Revenues for the third quarter were $114.2 million as compared to $110.6 million reported for the third quarter of 1996. Inclusive of a non-recurring compensation charge of $4.4 million, operating income for the third quarter was $6.8 million as compared to $9.1 million reported for the same period last year. Excluding the non-recurring compensation charge, operating income for the third quarter was $11.3 million versus $9.1 million last year and the operating margin was 9.9% as compared to 8.2% for the same period last year. The third quarter pro forma net income was $3.8 million, or $0.16 per share; however, excluding the compensation charge, pro forma net income was $6.3 million, or $0.26 per share compared to pro forma net income of $5.0 million, or $0.22 per share, for the same period in 1996.

The non-recurring compensation charge of $4.4 million resulted from a gift of 202,236 shares of Class A Common Stock made by the founders of the Company to substantially all employees at the time of the Company's initial public offering. In addition, pro forma net income for the quarter ended September 30, 1997 included an after-tax impairment charge of $1.1 million to write-off the remaining carrying value of one of the Company's Internet investments as well as an after-tax gain of $1.7 million from the sale of the circulation list of a discontinued publication.

For the nine-month period ended September 30, 1997, revenues increased 12.5% to $341.1 million from $303.2 million reported for the same period last year. Operating income was $19.4 million, inclusive of the non-recurring compensation charge, an increase of 22.2% from $15.9 million reported for the first nine months of 1996. Excluding the non-recurring compensation charge, the operating margin for the nine-month period was 7.0% as compared to 5.2% for the same period last year.

For the first nine months, pro forma net income was $8.0 million, or $0.35 per share, compared to pro forma net income of $9.8 million, or $0.44 per share, for the same period in 1996; however, excluding the compensation charge, pro forma net income was $10.5 million, or $0.46 per share.

Pro forma net income for the nine-month period ended September 30, 1997 included first-quarter 1997 after-tax charges of $1.4 million related to a reduction in the Company's work force and $0.7 million to reduce the carrying value of certain of the Company's Internet investments in addition to the third-quarter items previously discussed.

CMP President and CEO Michael Leeds said, "Our year-to-date results reflect continued sales and market share growth in our core print publishing business. For the nine months, our publications grew 6.5% in ad pages in a market that was up 3%, resulting in an ad-page market share of 24.7%, the largest among our competitors."

"We're experiencing robust growth in the Internet where year-to-date revenues have tripled," Leeds said. "Dramatic as that growth is, it was less than we expected, and we now believe that Internet revenues for the fourth quarter may be approximately $2 million to $4 million less than previously anticipated."

In connection with its initial public offering of 5,485,000 shares of CMP Class A Common Stock at an offering price of $22 per share on July 25, 1997, the Company terminated its S corporation election and converted to C corporation status. Pro forma net income for the third quarter and nine months ended September 30, 1997 are presented as if the Company had been a C corporation prior to January 1, 1996.


                                       1
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CMP Media Inc. is a leading print and online publisher of newspapers and magazines about technology. With U.S. publications focusing on computers, electronics, information technology and the Internet, CMP serves the broad technology spectrum: those who build it, those who sell it, and those who use it. All publication titles, including WINDOWS Magazine, InformationWeek, Computer Reseller News and EE Times, along with the company's products and services created exclusively for the Internet, can be found on CMPnet at http://CMPnet.com.


This release contains forward-looking statements that are subject to risks and uncertainties. CMP's actual results could differ materially from those discussed in such forward-looking statements, due to various factors which are outside CMP's control. For a more detailed discussion of these factors and others, see the Risk Factors section of CMP's prospectus filed as part of its registration statement on Form S-1 (SEC File No. 333-26741).


                               (Tables to Follow)

                        CMP MEDIA INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS
                                  (UNAUDITED)

                                                         FOR THE THREE MONTHS                        FOR THE NINE MONTHS
                                                          ENDED SEPTEMBER 30,                         ENDED SEPTEMBER 30,
                                                         --------------------                        -------------------
                                                  1996        1997          % CHANGE           1996          1997       % CHANGE
                                                  ----        ----          ---------          ----          ----       ---------
Revenues                                       $   110,578   $   114,179          3.3%       $   303,162  $   341,097         12.5%
Operating costs and expenses:
  Cost of revenues                                  46,253        45,117         (2.5%)          128,106      136,289          6.4%
  Selling and promotion                             34,800        37,579          8.0%           100,154      115,134         15.0%
  General and administrative                        20,445        20,229         (1.1%)           58,992       65,780         11.5%
  Non-recurring compensation charge                     --         4,449        100.0%                --        4,449        100.0%
                                               -----------   -----------        -----        -----------  -----------        -----
Income from operations                               9,080         6,805        (25.1%)           15,910       19,445         22.2%
                                               -----------   -----------        -----        -----------  -----------        -----
Gain on sales of businesses                            146         3,042          N/A              1,434        3,042          N/A
Other expense, net                                    (655)       (3,171)         N/A               (374)      (8,294)         N/A
                                               -----------   -----------        -----        -----------  -----------        -----
Income before provision (benefit) for
  income taxes                                 $     8,571   $     6,676        (22.1%)      $    16,970  $    14,193        (16.4%)
Provision (benefit) for income taxes                   279        (2,939)         N/A                553       (2,689)         N/A
                                               -----------   -----------        -----        -----------  -----------        -----
Net income                                     $     8,292   $     9,615         16.0%       $    16,417  $    16,882          2.8%
                                               ===========   ===========        =====        ===========  ===========        =====
Pro Forma Data:
  Historical income before provision
    for income taxes                           $     8,571   $     6,676        (22.1%)      $    16,970  $    14,193        (16.4%)
  Pro forma provision for income taxes               3,614         2,911        (19.5%)      $     7,156  $     6,188        (13.5%)
                                               -----------   -----------        -----        -----------  -----------        -----
  Pro forma net income                         $     4,957   $     3,765        (24.0%)      $     9,814  $     8,005        (18.4%)
                                               ===========   ===========        =====        ===========  ===========        =====
  Pro forma net income per share               $      0.22   $      0.16        (27.3%)      $      0.44  $      0.35        (20.5%)
                                               ===========   ===========        =====        ===========  ===========        =====

  Historical income before provision
    for income taxes adjusted
    for exclusion of the non-recurring
    compensation charge                        $     8,571   $    11,125         29.8%       $    16,970  $    18,642          9.9%
  Adjusted pro forma provision for
    income taxes                                     3,614         4,851         34.2%       $     7,156  $     8,128         13.6%
                                               -----------   -----------        -----        -----------  -----------        -----
  Adjusted pro forma net income                $     4,957   $     6,274         26.6%       $     9,814  $    10,514          7.1%
                                               ===========   ===========        =====        ===========  ===========        =====
  Adjusted pro forma net income
    per share                                  $      0.22   $      0.26         18.2%       $      0.44  $      0.46          4.5%
                                               ===========   ===========        =====        ===========  ===========        =====
  Pro forma weighted average number of
    shares of common stock and common
    stock equivalents                           22,361,777    24,072,904                      22,361,777   22,932,153
                                               ===========   ===========                     ===========  ===========

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
                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CMP MEDIA INC.


December 9, 1997              By:   /s/  Joseph E. Sichler
                                    ----------------------------------
                                    Joseph E. Sichler
                                    Vice President and Chief Financial Officer
                                    (Principal Accounting Officer)


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